Exhibit 17(f)

[Proxy Card Front]

Lebenthal New York Municipal Bond Fund,
a series of Lebenthal Funds, Inc. (“Lebenthal Funds”)
120 Broadway
New York, New York 10271

PROXY

This proxy is solicited on behalf of the Board of Directors of Lebenthal Funds

        The undersigned hereby appoints Michael J. Vogelzang and Gregory Serbe, or either of them, as proxies for the undersigned, with full power of substitution in each of them, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Lebenthal New York Municipal Bond Fund (the “Fund”), a series of Lebenthal Funds, held of record by the undersigned on January 17, 2006 at the special meeting of shareholders of the Fund to be held at 10:00 a.m. on Friday, March 10, 2006, or any adjournment or postponement thereof, and to otherwise represent the undersigned with all powers possessed by the undersigned if personally present at the special meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Combined Proxy Statement and Prospectus (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such special meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposals. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder or any other matter that may properly come before the special meeting or any adjournment or postponement thereof.

        By signing and dating the reverse side of this card, you authorize the proxies to vote the proposals as marked, or if not marked, to vote “FOR” the proposals, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment or postponement thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

[Proxy Card Reverse]

Please mark boxes /X/ or [X] in blue or black ink.

1.	To approve an Agreement and Plan of Reorganization by and between Merrill Lynch Multi-State Municipal Series Trust (the “Trust”), on behalf of Merrill Lynch New York Municipal Bond Fund, a series of the Trust, and Lebenthal Funds, Inc., on behalf of Lebenthal New York Municipal Bond Fund, a series of Lebenthal Funds, Inc.

FOR |__| AGAINST |__| ABSTAIN |__|

2.	To approve a management contract between Fund Asset Management, L.P. and Lebenthal Funds, Inc., on behalf of Lebenthal New York Municipal Bond Fund.

FOR |__| AGAINST |__| ABSTAIN |__|

3.	In the discretion of such proxies, to vote and otherwise represent the undersigned on any other matter as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________

X _______________________________________________ Signature

X _______________________________________________ Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.